UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2019

FS Energy and Power Fund

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	814-00841 (Commission File Number)	27-6822130 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐      Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Trustees

On September 10, 2019, the board of trustees (the “Board”) of FS Energy and Power Fund (the “Company”) appointed Mr. R. Blair Thomas as a trustee to serve for a term commencing on September 10, 2019 (such date, the “Effective Date”). Mr. Thomas will not receive any direct compensation from the Company. There is no arrangement or understanding between Mr. Thomas and any other person pursuant to which he was appointed as a trustee. On the Effective Date, the size of the Board will be increased to eight trustees, six of whom will be independent trustees.

Set forth below is biographical information pertaining to Mr. Thomas.

R. Blair Thomas. Mr. Thomas, 57, is the Chief Executive Officer of EIG Global Energy Partners (“EIG”), as well as Chairman of the Investment Committee and Executive Committee of EIG.  EIG was formerly part of Trust Company of the West, where Mr. Thomas was a Group Managing Director and a member of the Board of Directors of TCW Asset Management Company.  Prior to joining EIG in 1998, Mr. Thomas was a senior investment officer with the Inter-American Development Bank and a project finance attorney at the law firm of Brown & Wood in New York.  Mr. Thomas also served on the White House staff of President George H. W. Bush as an advisor on energy and budget policy.  Mr. Thomas received a BA from the University of Virginia, a JD from New York Law School and an LLM from Georgetown University Law Center.  Mr. Thomas is also the Chairman of the Board of Directors of Harbour Energy Ltd. and Prumo Logistica S.A. and is a member of the Board of Directors of Chrysaor Holdings Ltd.

Officers of the Company

On September 10, 2019, the Board appointed Mr. Eric Long as President of the Company effective as of the Effective Date. Mr. Long will not receive any direct compensation from the Company. There are no material contracts or agreements between the Company and Mr. Long.

Set forth below is biographical information pertaining to Mr. Long.

Eric Long. Mr. Long, 49, is a Managing Director of EIG and the Portfolio Manager of the Company.  Prior to joining EIG in 2014, Mr. Long was a senior investment banker with Goldman Sachs.  During his tenure, Mr. Long advised companies on a broad range of transactions including mergers, acquisitions, divestitures, debt and equity financings and other corporate finance functions, and covered more than 30 clients in the alternative asset management, bank, financial technology and power sectors.  Prior to joining Goldman Sachs, Mr. Long was a Director in the Transaction Services Group of PricewaterhouseCoopers, where he managed a team of transaction professionals and supervised valuation and financial due diligence efforts in the energy sector.  Mr. Long is a Chartered Financial Analyst (CFA).  He holds a BA from the University of Vermont and an MBA from the Wharton School at the University of Pennsylvania. Mr. Long is also a member of the Board of Directors of Synergy Offshore LLC and BL Sand Hills Unit, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Energy and Power Fund

Date:	September 13, 2019	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
General Counsel and Secretary